SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ______)

Filed by the Registrant

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Filed by a Party other than the Registrant

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Check the appropriate box:

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

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RELM WIRELESS CORPORATION

(Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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No fee required

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)

Title of each class of securities to which transaction applies:

(2)

Aggregate number of securities to which transaction applies:

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)

Proposed maximum aggregate value of transaction:

(5)

Total fee paid:

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Fee paid previously with preliminary materials:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)

Amount previously paid:

(2)

Form, Schedule or Registration Statement No.:

(3)

Filing Party:

(4)

Date Filed:

RELM Wireless Corporation		CONTROL ID:
REQUEST ID:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS for the Annual Meeting of Stockholders
	DATE:	MAY 26, 2010
	TIME:	9:00 A.M. (LOCAL TIME)
	LOCATION:	Corporate offices of the Company at 7100 Technology Drive, West Melbourne, Florida
HOW TO REQUEST PAPER COPIES OF OUR MATERIALS

PHONE: Call toll free 1-866-752-8683	FAX: Send this card to 212-521-3464	INTERNET: https://www.iproxydirect.com/RWC and follow the on-screen instructions.	EMAIL: proxy@iproxydirect.com. Include your Control ID in your email.

This communication represents a notice to access a more complete set of proxy materials available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. Both the proxy statement and annual report are available at: https://www.iproxydirect.com/RWC

If you want to receive a paper copy of the proxy materials you must request one. There is no charge to you for requesting a copy.
To facilitate timely delivery please make the request, as instructed above, before May 15, 2010.

You may enter your voting instructions at https://www.iproxydirect.com until 11:59 PM Eastern Time May 25, 2010.

The purposes of this meeting are as follows:
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Election of seven (7) directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified.

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To transact such other business properly brought before the meeting and any adjournment or postponement of the meeting.

Pursuant to new Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials for the annual meeting are available on the Internet. Follow the instructions below to view the materials and vote or request printed copies.

The Board of Directors recommends that you vote ‘FOR’ all proposals.

PLEASE NOTE – THIS IS NOT A PROXY CARD - YOU CANNOT VOTE BY RETURNING THIS CARD